Calculation of Filing Fee Table

Form S-8

(Form Type)

aTyr Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2015 Stock Option and Incentive Plan, as amended Common Stock, par value $0.001 per share	Other	5,000,000	$4.61	$23,050,000	0.0001531	$3,529
2	Equity	2022 Inducement Plan, as amended Common Stock, par value $0.001 per share	Other	300,000	$4.61	$1,383,000	0.0001531	$212
	Total Offering Amounts					$24,433,000		$3,741
	Total Fee Offsets							—
	Net Fee Due							$3,741

Offering Note

1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of aTyr Pharma, Inc. (the “Registrant”) that become issuable under the aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended (the “2015 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee, which is calculated using the average of the high and low prices of the Common Stock on August 1, 2025, as reported on the Nasdaq Capital Market, which date is within five business days prior to the filing of this Registration Statement.

The number of shares being registered represents 5,000,000 additional shares of Common Stock reserved and available for issuance under the 2015 Plan, as approved by the Registrant’s stockholders at its annual meeting of stockholders on May 1, 2025 (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Registrant’s stockholders approved an amendment to the 2015 Plan to increase the maximum number of shares of Common Stock reserved and available for issuance under the 2015 Plan by 5,000,000 to 15,719,300.

2 Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the aTyr Pharma, Inc. 2022 Inducement Plan, as amended (the “Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee, which is calculated using the average of the high and low prices of the Common Stock on August 1, 2025, as reported on the Nasdaq Capital Market, which date is within five business days prior to the filing of this Registration Statement.

The number of shares being registered represents 300,000 additional shares of Common Stock reserved and available for issuance under the Inducement Plan, for an aggregate of 600,000 shares of Common Stock issuable under the Inducement Plan, pursuant to approval of the Compensation Committee of the Registrant’s Board of Directors on March 21, 2025.